Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of American Greetings Corporation, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Zev Weiss, Jeffrey Weiss, and Catherine M. Kilbane, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common shares of the Registrant issuable in connection with the American Greetings Corporation Retirement Profit Sharing and Savings Plan (or any amendment and restatement thereof), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement, and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving all acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 14th day of February, 2012.

/s/Michael J. Merriman, Jr.
Morry Weiss, Chairman of the Board; Director	Michael J. Merriman, Jr., Director

/s/William E. MacDonald, III
Zev Weiss, Chief Executive Officer (principal executive officer); Director	William E. MacDonald, III, Director

/s/Charles A. Ratner
Charles A. Ratner, Director

Jeffrey Weiss, President and Chief Operating Officer; Director	/s/Jerry Sue Thornton
Jerry Sue Thornton, Director

/s/ Scott S. Cowen
Scott S. Cowen, Director
Stephen J. Smith, Senior Vice President and Chief Financial Officer (principal financial officer)
Jeffrey D. Dunn
Jeffrey D. Dunn, Director

Joseph B. Cipollone, Vice President and Chief Accounting Officer (principal accounting officer)